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                                                                    EXHIBIT (j)


                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1-A of our report dated May 10, 2000, relating to the financial statements and financial highlights which appear in the March 31, 2000 Annual Report to Shareholders of SunAmerica U.S. Government Securities Fund, SunAmerica Federal Securities Fund, SunAmerica Diversified Income Fund, SunAmerica High Income Fund and SunAmerica Tax Exempt Insured Fund (constituting SunAmerica Income Funds), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Additional Information - Independent Accountants and Legal Counsel" in such Registration Statement.



/s/PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
July 25, 2000